Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported an increase in net income to $7.9 million, or 24 cents per diluted share, in the second quarter ended June 30, 2014, from $7.7 million, or 23 cents per diluted share, in the second quarter of 2013. For the six-month period ended June 30, 2014, net income was $13.2 million, or 39 cents per diluted share, compared with $14.9 million, or 45 cents per diluted share, in the 2013 six-month period.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $168.4 million in the second quarter of 2014 from $161.4 million in the second quarter of 2013, and increased to $327.8 million in the 2014 six-month period from $325.9 million in the 2013 six-month period. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 4.6% to $135.7 million in the 2014 quarter from $129.7 million in the 2013 quarter, and increased 2.9% to $263.2 million in the 2014 six-month period from $255.8 million in the 2013 six-month period. Fuel surcharge revenue increased to $32.7 million in the second quarter of 2014 from $31.7 million in the 2013 quarter, and increased to $64.6 million in the 2014 six-month period from $63.4 million in the 2013 six-month period. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the first six months of 2014 or in the second quarter of 2013, compared with $6.7 million in the first six months of 2013.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, was 90.5% in the second quarter of 2014 compared with the 89.9% ratio achieved in the second quarter of 2013. The ratio was 91.8% in the 2014 six-month period compared with 90.2% in the 2013 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We remain confident that we are well positioned for the remainder of 2014 and beyond with our rate initiatives that will continue through this year’s third quarter, as the operating environment is becoming more favorable with tightening capacity. We are encouraged by our strong June 2014 performance with net income for the month of $3.1 million, and our opportunity for further profitability growth with our diverse service infrastructure. We continue to drive gains in our key operating measures as our revenue per tractor increased 4.1% over the second quarter of 2013, our seventeenth consecutive quarterly increase.”

“We also utilized our credit facility in the second quarter of 2014 to acquire a larger regional operating facility in southern California, which we believe will give us the ability to further expand our footprint in that market.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport’s results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. As a result, it was determined that MWL was no longer required to be consolidated. Accordingly, Marten deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting, effective as of that date.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$956	$13,650
Receivables:
Trade, net	75,176	70,869
Other	6,459	4,142
Prepaid expenses and other	13,949	15,274
Deferred income taxes	3,545	3,415
Total current assets	100,085	107,350

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	632,693	579,925
Accumulated depreciation	(174,627)	(164,916)
Net property and equipment	458,066	415,009
Other assets	3,991	3,443
TOTAL ASSETS	$562,142	$525,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,063	$38,624
Insurance and claims accruals	15,012	14,404
Total current liabilities	57,075	53,028
Long-term debt, less current maturities	16,757	-
Deferred income taxes	115,918	113,637
Total liabilities	189,750	166,665

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,398,329 shares at June 30, 2014, and 33,301,048 shares at December 31, 2013, issued and outstanding	334	333
Additional paid-in capital	86,787	85,077
Retained earnings	285,271	273,727
Total stockholders’ equity	372,392	359,137
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$562,142	$525,802

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share information)	2014	2013	2014	2013

OPERATING REVENUE	$168,423	$161,413	$327,832	$325,887

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	44,667	42,345	88,399	84,470
Purchased transportation	30,739	28,129	58,869	62,313
Fuel and fuel taxes	40,494	40,596	80,320	80,919
Supplies and maintenance	10,351	9,998	20,786	19,531
Depreciation	16,865	16,219	33,236	31,907
Operating taxes and licenses	1,728	1,825	3,441	3,595
Insurance and claims	6,663	5,808	12,788	11,619
Communications and utilities	1,311	1,262	2,744	2,545
Gain on disposition of revenue equipment	(1,278)	(1,237)	(1,941)	(3,652)
Other	3,951	3,347	7,618	6,981

Total operating expenses	155,491	148,292	306,260	300,228

OPERATING INCOME	12,932	13,121	21,572	25,659

OTHER	(612)	(153)	(710)	(168)

INCOME BEFORE INCOME TAXES	13,544	13,274	22,282	25,827
Less: Income before income taxes attributable to noncontrolling interest	-	-	-	84

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	13,544	13,274	22,282	25,743

PROVISION FOR INCOME TAXES	5,618	5,607	9,069	10,874

NET INCOME	$7,926	$7,667	$13,213	$14,869

BASIC EARNINGS PER COMMON SHARE	$0.24	$0.23	$0.40	$0.45

DILUTED EARNINGS PER COMMON SHARE	$0.24	$0.23	$0.39	$0.45

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.017	$0.050	$0.033

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended June 30,		Dollar Change Three Months Ended June 30,	Percentage Change Three Months Ended June 30,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$102,161	$99,996	$2,165	2.2%
Truckload fuel surcharge revenue	26,944	26,856	88	0.3
Total Truckload revenue	129,105	126,852	2,253	1.8

Logistics revenue, net of intermodal fuel surcharge revenue	33,518	29,721	3,797	12.8
Intermodal fuel surcharge revenue	5,800	4,840	960	19.8
Total Logistics revenue	39,318	34,561	4,757	13.8

Total operating revenue	$168,423	$161,413	$7,010	4.3%

Operating income:
Truckload	$11,843	$11,376	$467	4.1%
Logistics	1,089	1,745	(656)	(37.6)
Total operating income	$12,932	$13,121	$(189)	(1.4)%

Operating ratio:
Truckload	90.8%	91.0%
Logistics	97.2	95.0
Consolidated operating ratio	92.3%	91.9%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Six Months Ended June 30,		Dollar Change Six Months Ended June 30,	Percentage Change Six Months Ended June 30,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$199,691	$194,961	$4,730	2.4%
Truckload fuel surcharge revenue	53,478	53,625	(147)	(0.3)
Total Truckload revenue	253,169	248,586	4,583	1.8

Logistics revenue, net of intermodal fuel surcharge revenue	63,527	67,481	(3,954)	(5.9)
Intermodal fuel surcharge revenue	11,136	9,820	1,316	13.4
Total Logistics revenue	74,663	77,301	(2,638)	(3.4)

Total operating revenue	$327,832	$325,887	$1,945	0.6%

Operating income:
Truckload	$19,343	$21,376	$(2,033)	(9.5)%
Logistics	2,229	4,283	(2,054)	(48.0)
Total operating income	$21,572	$25,659	$(4,087)	(15.9)%

Operating ratio:
Truckload	92.4%	91.4%
Logistics	97.0	94.5
Consolidated operating ratio	93.4%	92.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Truckload Segment:
Total Truckload revenue (in thousands)	$129,105	$126,852	$253,169	$248,586
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,601	$3,459	$3,551	$3,414
Average tractors(1)	2,183	2,224	2,175	2,209
Average miles per trip	605	598	610	612
Non-revenue miles percentage(2)	9.0%	10.5%	8.7%	10.6%
Total miles – company-employed drivers (in thousands)	56,140	57,031	110,502	111,926
Total miles – independent contractors (in thousands)	1,057	1,373	2,114	2,314

Logistics Segment:
Total Logistics revenue (in thousands)	$39,318	$34,561	$74,663	$77,301
Brokerage:
Marten Transport Revenue (in thousands)	$13,112	$12,813	$24,767	$27,282
Loads	8,611	8,602	16,319	18,032
MWL
Revenue (in thousands)	$-	$-	$-	$6,676
Loads	-	-	-	3,758
Intermodal:
Revenue (in thousands)	$26,206	$21,748	$49,896	$43,343
Loads	12,032	8,916	22,555	17,506
Average tractors	121	85	110	81

At June 30, 2014 and June 30, 2013:
Total tractors(1)	2,311	2,317
Average age of company tractors (in years)	1.8	1.9
Total trailers	4,225	4,111
Average age of company trailers (in years)	2.5	2.4
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2014	2013	2014	2013

Net cash provided by operating activities	$13,187	$25,816	$40,695	$47,810
Net cash used for investing activities	48,149	41,331	69,533	54,416

Weighted average shares outstanding:
Basic	33,369	33,210	33,355	33,196
Diluted	33,696	33,378	33,662	33,344

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 35 and 53 tractors as of June 30, 2014, and 2013, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.